SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 20, 1996


                           Lafayette Industries, Inc.
             (Exact name of Registrant as Specified in its Charter)

          Delaware                    0-25384                   11-3190678
State or other jurisdiction         (Commission                (IRS Employer
     of incorporation                File No.)              Identification No.)


                  66A Otis Street, West Babylon, New York 11704
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (516) 253-0808.

Item 1.  Changes in Control of Registrant.

         On December 20, 1996, SIS Capital Corp. ("SISC"), a wholly-owned subsidiary of Consolidated Technology Group Ltd. ("Consolidated"), DLB, Inc. ("DLB") and Lewis S. Schiller, the sole stockholders of SES Holdings Corp. ("SESH"), transferred all of the issued and outstanding capital stock of SESH to the Registrant pursuant to an agreement dated as of December 20, 1996, among SISC, DLB, Mr. Schiller and the Registrant, in exchange for shares of two newly-created series of the Registrant's preferred stock, the Series A Convertible Preferred Stock ("Series A Preferred Stock") and the Series B Redeemable Preferred Stock ("Series B Preferred Stock"). SISC received 80% of the shares of Series A Preferred Stock and all of the shares of Series B Preferred Stock. DLB and Schiller, each of whom owned 10% of the outstanding common stock of SESH, did not receive the shares of Series A Preferred Stock issuable in respect of their shares of SESH common stock, but received the right to receive, at the time the Registrant's common stock is issuable to SISC upon conversion of its Series A Preferred Stock, the number of shares of Common Stock which would have been issuable to them if they held the Series A Preferred Stock issuable in respect of their shares of SESH common stock. In addition, SISC holds a warrant to acquire, for nominal consideration, 15% of the common stock of each of SESH's subsidiaries under certain conditions. The transaction pursuant to which the Registrant acquired all of the outstanding capital stock of SESH is referred to as the "SESH Transaction."

         SESH's common stock was owned by SISC (80%), DLB (10%) and Mr. Schiller (10%). DLB is owned by Ms. Carol Schiller, wife of Mr. Lewis S. Schiller, the chairman of the board and chief executive officer of Consolidated, SISC and SESH. Mr. Schiller disclaims beneficial interest in DLB or in any securities owned by DLB. Mr. Schiller acquired his stock in SESH pursuant to his employment agreement with Consolidated.

         Although the Series A Preferred Stock is entitled to one vote per share, upon the conversion of the Series A Preferred Stock, SISC, DLB and Mr. Schiller would receive such number of shares of Common Stock as equals 65% of the outstanding Common Stock, on a fully-diluted basis after giving effect to the issuance of the Registrant's Common Stock upon such conversion and all shares of the Registrant's Common Stock reserved for issuance, including shares reserved for issuance pursuant to certain anticipated financings, including the Regulation S financing described in "Item 9. Sales of Equity Securities Pursuant to Regulation S." Accordingly, the issuance of the Series A Preferred Stock may, and the issuance of the Common Stock upon conversation of the Series A Preferred Stock is expected to, result in a change in control of the Registrant.

         The Series B Preferred Stock has an aggregate redemption price of $6.75 million. The Registrant has the obligation to apply to the redemption of the Series B Preferred Stock (a) 25% of the proceeds from the sale of equity securities sold by the Registrant subsequent to March 1, 1997 and (b) 25% of the amount by which the greater of (i) income before income taxes and (ii) cash flow from operations exceeds $250,000. The redemption price of the Series B Preferred Stock reflects the principal amount of funds advanced by SISC to SESH which were exchanged for shares of SESH preferred stock prior to the transaction.

         See "Item 2. Acquisition or Disposition of Assets" for information relating to a change in the composition of the Company's board of directors and "Item 4. Change in Registrant's Certifying Accountants" for information relating to a change in the Registrant's certifying accountants.

Item 2.  Acquisition or Disposition of Assets.

         Pursuant to the SESH Transaction, the Registrant acquired all of the issued and outstanding capital stock of SESH. SESH, through its subsidiaries, is engaged in various high-tech manufacturing businesses, including prepaid telephone calling card dispensing machines, bill-paying kiosks, customized vending machines, various avionic and electro-optical instruments and a leading brand of professional speakers. Following the acquisition, the business of SESH has become the Registrant's principal business. The Registrant's prior principal business, which was principally the manufacture and sale of store fixtures, has been discontinued. The Registrant's manufacturing facilities, which are located in Mexico, have been seized by the landlord. Although the Registrant is contesting the seizure, no assurance can be given that the Registrant can or will be able to continue its store fixture business.

         For the nine months ended September 30, 1996 and the year ended December 31, 1995, SESH and its subsidiaries had combined revenues of $4.9 million and $6.7 million, respectively, on which they sustained net losses of $1.2 million and $3.7 million, respectively. This financial information includes the operations of WWR Technology, Inc. ("WWR"), a subsidiary of SESH, for such periods although the stock of WWR was owned by SESH for only a portion of such periods.

         For the year ended December 31, 1995, the Registrant reported net sales of $16.6 million and a net loss of $1.9 million, or $1.38 per share, of which $1.2 million, or $.86 per share, was from discontinued subsidiaries. The Registrant is preparing an amendment to its Form 10-QSB for the nine months ended September 30, 1996 to reflect the discontinuation of the Mexican subsidiary. It is anticipated that such amendment will reflect net sales for the nine months ended September 30, 1996 of approximately $4.0 million from continuing operations and a net loss of approximately $6.4 million, or $1.79 per share, of which a loss of $1.6 million, or $.45 per share, is from continuing operations and $4.8 million, or $1.34 per share, is from the discontinued subsidiaries.

         Subsequent to the completion of the transaction, in January 1997, the Registrant's board of directors was expanded to seven, and Messrs. Lewis S. Schiller, E. Gerald Kay, Norman J. Hoskin and Arnold Pollard were elected to the board. In addition, Mr. Schiller was elected as chairman and chief executive officer and Mr. James L. Conway was elected as President. Messrs. Colin Halpern, Bernard Goldman and Robert Jessen, who were directors of the Registrant, continue as directors of the Registrant. Messrs. Joseph A. Rubino, James Harvey and Nancy Gillon resigned from the board.

         Mr. Lewis S. Schiller is chairman of the board, chief executive officer and a director of SESH. Mr. Schiller is chairman of the board and chief executive officer of the Registrant. Mr. Schiller is also chairman of the board, chief executive officer and a director of Netsmart Technologies, Inc. ("Netsmart"), a majority- owned publicly traded subsidiary of Consolidated that markets health information systems and other network based software systems, and Trans Global Services, Inc. ("Trans Global"), a majority-owned publicly-traded subsidiary of SISC which is engaged in providing contract engineering services. Mr. Schiller is also a director and chairman of the board and/or chief executive officer of other subsidiaries of the Registrant. Mr. Schiller has held his positions with Consolidated for more than the past five years. Mr. Schiller devotes a significant portion of his time to the business of Consolidated and its other subsidiaries, and he devotes only a portion of his time to the business of SESH.

         Mr. E. Gerald Kay has been chairman of the board and chief executive officer of Chem International, Inc., a pharmaceutical manufacturer, Manhattan Drug Co., Inc., a wholesaler of pharmaceutical products, The Vitamin Factory, Inc., a chain of retail vitamin stores, and Connaught Press, Inc., a publisher for more

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

than the past five years. From 1988 to 1990 he was also president and a director of The Rexall Group, Inc., a distributor of Rexall brand products. Mr. Kay was also a director of Netsmart from 1994 until December 1996, and is a director of Trans Global and other subsidiaries of the Registrant..

         Mr. Norman J. Hoskin is chairman of Atlantic Capital Group, a financial advisory services company, a position he has held for more than the past five years. He is also chairman of the board and a director of Tapistron International, Inc., a high tech manufacturer of carpeting, and is a director of Consolidated, Netsmart, Trans Global, Aqua Care Systems, Inc., a water media filtration and remediation company, and Spintek Gaming, Inc., a manufacturer of gaming equipment. He is also a director of other subsidiaries of the Registrant.

         Mr. Arnold Pollard is a retired executive. From 1992 to 1993, he was president of Summit Associates, an exporter, and, from 1985 to 1992, he was president of Best Personnel, Inc. and Best Consulting Associates, temporary and permanent placement agencies.

         Mr. James L. Conway has been president of SESH and S-Tech Corporation, a wholly-owned subsidiary of SESH, since 1993. He is also president of Netsmart, a position he has held since January 1996. From 1990 to 1993, he was president of General Technologies Group, Ltd., as debtor in possession following its filing under Chapter 11 of the Bankruptcy Act. Mr. Conway devotes approximately 50% of his time to the business of each of Netsmart and SESH. Mr. Conway is also president and a director of Netsmart.

         SESH has an agreement pursuant to which SESH is to pay a The Trinity Group, Inc., a wholly-owned subsidiary of the Registrant, a monthly management fee of $25,000 for the five-year period commencing January 1, 1997.

Item 4.  Changes in Registrant's Certifying Accountant.

         In connection with the SESH Transaction, the independent accountant for SESH, Moore Stephens, P.C., became the independent accountants for the Registrant. Moore Stephens, P.C. has been the independent accountant for SESH since prior to 1993 and was appointed by the board of directors as the Registrant's independent accountant following completion of the SESH Transaction as the Registrants independent accountants. As a result of the SESH Transaction, the principal business of the Registrant became the business of SESH. Furthermore, the transaction is being accounted for as a reverse merger, with SESH being the surviving entity. As a result, commencing with the Registrant's Form 10-KSB for the year ended December 31, 1996, the historical financial statements of the Registrant will be the historical financial statements of SESH and not those of the business operated by the Registrant prior to the SESH Transaction.

         The Registrant's former accountants were Lazar, Levine & Co. There were no disagreements with Lazar, Levine & Co., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The report of Lazar, Levine & Co. for the financial statements for the year ended December 31, 1995 was included in the Registrant's annual report on Form 10-KSB for the year ended December 31, 1994. Such report included an explanatory paragraph concerning the ability of the Registrant to continue as a going concern.

Item 7.  Financial Statements and Exhibits.

       1.   Consolidated financial statements of SES Holdings Corp.(1)

            Report of Independent Certified Public Accountants
            Balance Sheets
            Statements of Income and Retained Earnings
            Statements of Cash Flows
            Notes to Combined Financial Statements

       2.   The pro forma financial statements of the Registrant and SESH.(1)

       3.1 Agreement (the "Agreement") dated as of December 20, 1996, by and among SIS Capital Corp., DLB, Inc., Lewis S. Schiller and Lafayette Industries, Inc.

       3.2  Exhibits to the Agreement(1)

       3.3 Certificate of Designation of Lafayette Industries, Inc. setting forth the rights, preferences and privileges of the holders of the Series A Convertible Preferred Stock and the Series B Redeemable Preferred Stock.

       3.4 Agreement dated as of December 1, 1996, between SES Holdings Corp. and The Trinity Group, Inc.

       3.5  Form of Regulation S Subscription Agreement.(1)

(1)  To be filed by amendment.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         On January 21, 1997, the Registrant sold an aggregate of 4,000,000 shares of Common Stock at $.25 per share, for an aggregate of $1.0 million to the following offshore investors pursuant to Regulation S of the Securities Act of 1933, as amended, each of which purchased 1,000,000 shares of Common Stock for $250,000: Unilinks Limited, Vialli Limited, Winforton Limited and Minerco Holdings Inc. No underwriter was involved in connection with such issuances and no brokerage or underwriting fees or commissions were paid.

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


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LAFAYETTE INDUSTRIES, INC.


                                           LEWIS S. SCHILLER
                                           -----------------
Date: January 30, 1997                     Lewis S. Schiller
                                           Chairman and Chief Executive Officer


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

Exhibit 3.1

                               SES HOLDINGS CORP.
                            STOCK PURCHASE AGREEMENT

                          dated as of December 20, 1996

                                  by and among

                           LAFAYETTE INDUSTRIES, INC.
                                  as Purchaser

                                       and

                               SIS CAPITAL CORP.;
                                 DLB, INC.; and
                                LEWIS S. SCHILLER
                                   as Sellers

                                TABLE OF CONTENTS

Section

ARTICLE I             CERTAIN DEFINITIONS  ................................. 1

   1.1  Acquired Companies.................................................. 1
   1.2  Closing Date ....................................................... 1
   1.3  Closing Place ...................................................... 1
   1.4  Contract ............................................................2
   1.5  Encumbrance......................................................... 2
   1.6  Legal Requirement................................................... 2
   1.7  Organizational Documents............................................ 2
   1.8  Subsidiaries........................................................ 2

ARTICLE II            SALE AND PURCHASE OF SHARES .......................... 2

   2.1  Sale of Shares...................................................... 2
   2.2  Consideration ...................................................... 2

ARTICLE III           THE CLOSING........................................... 3

   3.1  Sellers' Closing Documents ......................................... 3
   3.2  Purchaser's Closing Documents ...................................... 3

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF SELLERS............. 3

   4.1   Legal Authority.................................................... 3
   4.2   Organization and Standing ......................................... 4
   4.3   Absence of Restrictions............................................ 4
   4.4   Capitalization..................................................... 4
   4.5   Financial Statements .............................................. 4
   4.6   No Material Adverse Change......................................... 5
   4.7   Title to Assets; Encumbrances...................................... 5
   4.8   Conditions of Assets............................................... 5
   4.9   Real Estate Leases ................................................ 5
   4.10  Contracts ......................................................... 5
   4.11  No Undisclosed Liabilities......................................... 5
   4.12  Litigation, Etc.................................................... 5
   4.13  Taxes and Reports.................................................. 6
   4.14  Compliance with Applicable Laws.................................... 6
   4.15  Intangible Assets.................................................. 6
   4.16  Officers, Directors and Employee Benefit Plans..................... 6

   4.17  Insurance.......................................................... 6
   4.18  Books and Records.................................................. 6
   4.19  Environmental and Occupational Safety Matters...................... 6
   4.20  Labor Relations; Compliance........................................ 7
   5.21  Subsidiaries of the Company........................................ 8
   5.22  Representation of All Material Facts............................... 8
   5.23  Brokers, Finders and Consultants................................... 8

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF PURCHASER .......... 8

   5.1   Organization and Standing ......................................... 8
   5.2   Authorization ..................................................... 8
   5.3   Absence of Restrictions ........................................... 9
   5.4   Stock Granted As Consideration..................................... 9
   5.5   Brokers, Finders and Consultants .................................. 9
   5.6   Capitalization .................................................... 9
   5.7   Subsidiaries ...................................................... 9
   5.8   Compliance with Securities Act .................................... 9
   5.9   Delivery of Information to Sellers ................................ 9
   5.10  Investigations; Delisting ......................................... 10
   5.11  Contracts and Undertakings ........................................ 10
   5.12  Accuracy and Completeness of Representations ...................... 10
   5.13  Material Developments ............................................. 10

ARTICLE VI            INDEMNIFICATION ...................................... 10

   6.1   Survival; Right to Indemnification Not Affected by Knowledge....... 10
   6.2   Indemnification and Payment of Damages by Sellers.................. 11
   6.3   Indemnification and Payment of Damages by Purchaser.................12
   6.4   Time Limitations....................................................12
   6.5   Limitations on Amount -- Sellers....................................12
   6.6   Limitations on Amount -- Purchaser..................................12
   6.7   Procedures for Indemnification -- Third Party Claims................12
   6.8   Procedure for Indemnification -- Other Claims.......................14

ARTICLE VII           MISCELLANEOUS PROVISIONS ..............................14

   7.1   Expenses............................................................14
   7.2   Public Announcements................................................14
   7.3   Notices  ...........................................................14
   7.4   Jurisdiction; Service of Process....................................15
   7.5   Further Assurances..................................................15
   7.6   Waiver   ...........................................................15
   7.7   Assignment and Bidding Effect.......................................15
   7.8   Captions and Headings...............................................16

   7.9   Counterparts........................................................16
   7.10  Entire Agreement....................................................16

EXHIBITS

Exhibit A         Lafayette's Series A Convertible Preferred Stock
Exhibit B         Lafayette's Series B Redeemable Preferred Stock

                               SES HOLDINGS CORP.
                            STOCK PURCHASE AGREEMENT


         THIS AGREEMENT is made and entered into as of this 20th day of December, 1996, by and among Lafayette Industries, Inc., a Delaware corporation ("Purchaser"); SIS Capital Corp., a Delaware corporation ("SIS"); DLB, Inc., a Delaware corporation ("DLB") and Lewis S. Schiller, a resident of New York ("Schiller") (SIS, DLB and Schiller are collectively referred to herein as "Sellers" and individually as a "Seller").


                              W I T N E S S E T H:

         WHEREAS, Sellers are the record and beneficial owners of all of the issued and outstanding shares (the "SES Shares") of capital stock of SES Holdings Corp., a Delaware corporation (the "Company"); and

         WHEREAS, the SES Shares consist of 1,500 shares of Common Stock ("SES Common Stock") and 500 shares of Preferred Stock ("SES Preferred Stock"); and

         WHEREAS, the Company owns all of the issued and outstanding capital stock of the following companies: S-Tech, Inc.; Sequential Electronic Systems, Inc.; FMX Corporation; Televend, Inc. and WWR Technology, Inc.; and

         WHEREAS, the Sellers desire to sell, and Purchaser desires to purchase, the SES Shares on the terms and conditions herein contained.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and subject to the conditions hereinafter set forth, the parties, intending to be legally bound, hereby represent, warrant, covenant and agree as follows:


                                    ARTICLE I
                               CERTAIN DEFINITIONS

         Unless otherwise stated in this Agreement, the following terms shall have the following meanings:

         1.1 Acquired Companies means the Company and its Subsidiaries (as defined in Section 1.8), collectively.

         1.2 Closing Date means the date on which this Agreement is executed, it being the intent of the parties that there be a simultaneous execution of this Agreement and consummation of the transaction contemplated hereby.

         1.3 Closing Place means the offices of Reed Smith Shaw & McClay, 375 Park Avenue, Suite 301, New York, New York or such other place as the parties hereto may mutually agree to in writing.

         1.4 Contract means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding (a) under which any Acquired Company has or may acquire any rights; (b) under which any Acquired Company has or may become subject to any obligation or liability; or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

         1.5 Encumbrance means any mortgage, easement, right of way, charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction or adverse claim of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, or any other encumbrance or exception to title of any kind.

         1.6 Legal Requirement means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, court order, consent, decree, regulation, license, permit, statute or treaty.

         1.7 Organizational Documents means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of organization and limited liability company agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of an entity; and (f) any amendment to any of the foregoing.

         1.8 Subsidiaries means the following corporations: S-Tech, Inc.; Sequential Electronic Systems, Inc.; FMX Corporation; Televend, Inc. and WWR Technology, Inc.


                                   ARTICLE II
                           SALE AND PURCHASE OF SHARES

         2.1 Sale of Shares. Subject to the terms and conditions of this Agreement, Sellers hereby sell, transfer, assign and deliver to Purchaser, and Purchaser hereby purchases, acquires and accepts from Sellers, all of Sellers' right, title and interest in and to the SES Shares, of which 1,500 shares of Common Stock are owned by Sellers and 500 shares of Preferred Stock are owned by SIS.
         2.2 Consideration. The consideration for the Shares shall be: (i) One Thousand (1,000) shares of Purchaser's Series A Convertible Preferred Stock (the "Series A Preferred Stock"), which shall be issued in respect of the SES Common Stock and (ii) One Thousand (1,000) shares of Purchaser's Series B Redeemable Preferred Stock (the "Series B Preferred Stock"), which shall be issued in respect of the SES Preferred Stock. Immediately following the Closing, the shares of SES Preferred Stock will be cancelled by Purchaser. The terms and conditions of the Series A Preferred Stock are attached hereto as Exhibit A and the terms and conditions of the Series B Preferred Stock are attached hereto as Exhibit B. Notwithstanding the foregoing, no shares of Series A Preferred Stock shall be issued to Schiller or DLB at the Closing. In lieu of such delivery, at such time as the Series A Preferred Stock shall be converted into Purchaser's Common Stock as provided in said Exhibit A (or at such earlier date as Schiller or DLB may request), Purchaser shall deliver to Schiller and DLB such number of shares of Purchaser's Common Stock as would be issueable upon conversion of the shares of Series A Preferred Stock issued to them if they received such shares at the Closing.


                                   ARTICLE III
                                   THE CLOSING

         3.1  Sellers' Closing  Documents.  On the Closing Date,  Sellers shall deliver to Purchaser the following closing documents:

                  (a) SES Shares. Certificates representing the SES Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Purchaser; and

                  (b) Other Documents. Such other documents, instruments or confirmations as may be reasonably required by Purchaser to fully effect and consummate the transaction contemplated hereby.

         3.2 Purchaser's Closing Documents. On the Closing Date, Purchaser shall deliver to Sellers the following closing documents:

                  (a) The Series A Preferred Stock and Series B Preferred Stock. Duly executed stock certificates representing the Series A Preferred Stock and Series B Preferred Stock, free and clear of any and all Encumbrances, which will become effective upon Purchaser's filing of a Certificate of Designation with the Delaware Secretary of State within three (3) business days after the date hereof; and

                  (b) Other Documents. Such other documents, instruments or confirmations as may be reasonably required by Sellers to fully effect and consummate the transaction contemplated hereby.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller represents and warrants to Purchaser that, to the best of such Seller's knowledge (except as to Sections 4.1 and 4.4 and the first sentence of Section 4.2 of this Agreement, as to which the representation shall not be limited to best knowledge) as follows:

         4.1 Legal Authority. SIS and DLB are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, and have the power and authority to carry on their businesses as they are now being conducted. Each Seller has the legal capacity to execute and deliver this Agreement, perform the covenants on their part herein contained, consummate the transaction contemplated hereby and execute and deliver all documents and instruments to be executed and delivered by them pursuant hereto. When executed and delivered, this

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

Agreement and all such documents and instruments will constitute valid and binding obligations on each Seller, enforceable against them in accordance with their respective terms.

         4.2 Organization and Standing. Schedule 4.2 contains a complete and accurate list for each Acquired Company of its full corporate name, its jurisdiction of incorporation, all other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has the full corporate power and authority to carry on its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations.

         4.3 Absence of Restrictions. The execution and delivery of this Agreement and the performance of or compliance with the terms and provisions of this Agreement and all documents and instruments contemplated hereby will not violate, conflict with, or result in a breach of, any of the terms, conditions or provisions of the Organizational Documents of the Acquired Companies, any Contract, and, to its knowledge Legal Requirement, or other restriction of any kind or character to which a Seller or any of the Acquired Companies are a party or by which any of them may be bound, and will not constitute a default thereunder or permit acceleration of performance or result in the declaration or imposition of an Encumbrance of any nature whatsoever upon the assets of a Seller or any of the Acquired Companies.

         4.4 Capitalization. The authorized equity securities of the Company consist of 1,500 shares of SES Common Stock, with no par value, all of are issued and outstanding and 500 shares of SES Preferred Stock, all of which are outstanding. Such shares of SES Common Stock and SES Preferred Stock constitute the SES Shares. SIS is the record and beneficial owner and holder of 1,200 shares of SES Common Stock and 500 shares of SES Preferred Stock, and Schiller and DLB are each the owners of 150 shares of SES Common Stock, in each case free and clear of any Encumbrances. With the exception of the SES Shares (which are owned by the Sellers) and warrants to purchase stock in each of the Subsidiaries, all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of any Encumbrances. No legend or other reference to any purported Encumbrance appears on any certificate representing equity securities of an Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company, except as set forth in this Paragraph 4.4. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act of 1933, as amended, or any other Legal Requirement.

         4.5 Financial Statements. Attached as Schedule 4.5 are financial statements for the Acquired Companies for the periods set forth in such Schedule. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any entity other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

         4.6 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company, and, to the best of Sellers' knowledge, no event has occurred or circumstance exists that may result in such a material adverse change.

         4.7 Title to Assets; Encumbrances. Schedule 4.7 completely and accurately lists and describes all of the material properties and assets of the Acquired Companies, including those assets which are reflected on the Balance Sheet and Interim Balance Sheet. The Acquired Companies have good and marketable title to all of the properties and assets used in their businesses free and clear of Encumbrances, except as set forth in Schedule 4.7. None of the assets used in the business operations of the Acquired Companies are owned by the Sellers.

         4.8 Condition of Assets. All machinery, equipment, materials, supplies and other personal property of the Company are in good operating condition and repair, subject to normal wear and tear. The assets are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing Date in substantially the same manner as conducted prior to the Closing Date.

         4.9 Real Estate Leases. Schedule 4.9 contains a true and complete list of all leases and subleases to the facilities used by the Acquired Companies (the "Leases") together with complete copies thereof. Each Lease is valid, subsisting and enforceable in accordance with its terms, and neither the Acquired Companies nor any other party to any of the Leases is in default or in arrears in the performance or satisfaction of any agreement or condition on its part to be performed or satisfied under any such Lease, nor has any of the Acquired Companies given or received any notice of any claimed default.

         4.10 Contracts. Schedule 4.10 is a true and complete list of all Contracts of the Acquired Companies together with complete copies thereof, except for Leases and Contracts which are terminable on thirty (30) days notice or less by an Acquired Company without penalty or premium. Each such Contract in
Schedule 4.10 is in full force and effect. The Acquired Companies have complied in all material respects with all provisions of such Contracts and the commitments required to be complied with by therein, and they are not in material default under any thereof.

         4.11 No Undisclosed Liabilities. The Acquired Companies have no material liabilities or obligations of any nature except for: (a) liabilities or obligations reflected or reserved against in the Balance Sheet or Interim Balance Sheet, (b) current liabilities incurred in the ordinary course of business since the date of the Balance Sheet and Interim Balance Sheet, and (c) those liabilities and obligations set forth on Schedule 4.11.

         4.12 Litigation, Etc. Except as set forth in Schedule 4.12, there are no judgments of record, nor any litigation or administrative actions pending against or relating to any Seller, the SES Shares or the Acquired Companies. Sellers do not know or have reasonable grounds to know of any basis for any such action, or any governmental investigation, relating to the Seller, the SES Shares or the Acquired Companies.

         4.13 Taxes and Reports. Sellers and the Acquired Companies have properly and accurately filed all federal, state and local tax returns which are required by law to be filed and has paid all taxes due and all assessments and notices of deficiency, if any, received with respect thereto.

         4.14 Compliance with Applicable Laws. The Acquired Companies have in effect, or applied for, any and all licenses in those states where the nature of its businesses requires licenses. The Acquired Companies have been and are operating in material compliance with all applicable federal, state and local laws, ordinances and license requirements.

         4.15 Intangible Assets. Schedule 4.15 contains a true and correct list of all copyrights, trademarks, trade names, service marks, licenses, patents, permits, privileges and other similar intangible property rights and interests applied for, issued to or owned by the Acquired Companies. ("Intangible Assets"). All of the Intangible Assets which are issued to or owned by the Acquired Companies are valid and in good standing and uncontested. To the best of Sellers' knowledge, the Company is not infringing upon or otherwise acting adversely to any intangible property rights owned by any other parties.

         4.16 Officers, Directors and Employee Benefit Plans. Schedule 4.16 contains the names of all persons who are officers and directors of the Acquired Companies as of the date hereof, together with a statement of the full amount paid or payable to each person for services, together with any applicable bonus arrangements or other material compensation plan, and expenses and the basis therefor. Except as listed, described and attached in Schedule 4.16, none of the Acquired Companies is a party to any plans, contracts, programs or arrangements, including, but not limited to, employment agreements and pension, profit sharing, stock purchase, stock option, severance, hospitalization and insurance plans, other employee benefit plans, programs or arrangements.

         4.17 Insurance. All assets used in the business operations of the Acquired Companies are fully insured and the Acquired Companies have maintained and are maintaining adequate general liability, product liability and statutory workmen's and unemployment compensation insurance coverage. Sellers have furnished Purchaser in Schedule 4.17 copies all of its insurance policies. All such insurance policies are in full force and effect and all premiums due thereon have been paid.

         4.18 Books And Records. The books of account and other corporate records of the Acquired Companies are complete and correct, have been consistently maintained in accordance with generally accepted accounting and business practices and the matters contained therein are accurately reflected in the Balance Sheet and Interim Balance Sheet, to the extent appropriate. Sellers have furnished to Purchaser true and correct copies of the Acquired Companies' Organizational Documents. The minute books and stock books of the Acquired Companies have been made available to Purchaser and are correct and complete as of the date hereof.

         4.19 Environmental and Occupational Safety Matters. Except as set forth in Schedule 4.19:

                  (a) No investigations, citations, notices or complaints relating to any Acquired Company's assets (including without limitation, any leased property, real and personal) or the operation of any Acquired Company have been filed, issued, commenced, to the knowledge of any of the Acquired Companies, or threatened by governmental entities or are currently pending, nor have any legal proceedings been commenced or, to the knowledge of any of the Acquired Companies, are presently threatened by private parties or are currently pending with respect to alleged violations of any rules or laws governing environmental or occupational health and safety matters relating to an Acquired Company's assets (including without limitation, any leased property, real and leased) or the operation of any Acquired Company; and

                  (b) The Acquired Companies' assets (including without limitation, any leased property, real and personal) and their uses are, and at all times have been, in material compliance with, and all of the Acquired Companies have, and at all times have been, in material compliance with, and the Acquired Companies are, and at all times have been, in material compliance with all laws and regulations governing environmental or occupational health and safety matters. To the best of their knowledge, none of the Acquired Companies are required to remove or take any other remedial action, repair, construction or capital expenditure in order to maintain such compliance; and

                  (c) No hazardous or toxic materials, substances, pollutants, contaminants or wastes, except to the extent that present laws and regulations would not require remedial action to be taken with respect thereto, are present on the premises at which any of the Acquired Companies are located or the buildings thereon; and

                  (d) No hazardous or toxic materials, substances, pollutants, contaminants or wastes, have been released, disposed of, discharged, spilled, placed or applied on or below the surface of the premises on which any of the Acquired Companies are located, except to the extent that present laws and regulation would not restrict such release or discharge. Sellers have no knowledge of any other information relating to any environmental or occupational health and safety matters for or about the operation of the Acquired Company which is not contained, or referred to, in Schedule 4.19.

         4.20 Labor Relations; Compliance. Except as indicated in Schedule 4.20, no Acquired Company has been or is a party to any collective bargaining or other labor Contract. Except as indicated in Schedule 4.20, there has not been, there is not presently pending or existing, and to the knowledge of Sellers and the Acquired Companies there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all material respects with all Legal

Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         4.21  Subsidiaries of the Company. Except for those entities defined in
Section 1.8 hereof, the Company: (a) has no subsidiaries; (b) does not control any other corporation or business entity; or (c) does not own any securities or interest of any nature in any other corporation, general or limited partnership, business trust, limited liability company or other entity or business enterprise of any nature. None of the Subsidiaries: (a) control any other corporation or business entity; or (b) own any securities or interest of any nature in any other corporation, general or limited partnership, business trust, limited liability company or other entity or business enterprise of any nature, except for the ownership by FMX Corporation, a Delaware corporation, of all or substantially all of the stock of a New York corporation of a similar name.

         4.22 Representation Of All Material Facts. All material facts known to any of the Sellers relating to the businesses and financial condition of the Company and the sale of the Shares has been disclosed in writing to Purchaser. No statement contained in this Agreement or in any of the Schedules attached hereto or in any document or instrument delivered or to be delivered by Sellers pursuant hereto or in connection with the transaction contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements contained therein not misleading. A "material fact" for purposes hereof includes such fact or facts which would influence a reasonable man's decision to purchase or sell the Shares.

         4.23 Brokers, Finders and Consultants. Neither this Agreement nor the transaction contemplated by this Agreement was induced or procured through any person, firm, corporation or other entity acting on behalf of, or representing any of the Sellers or the Company as broker, finder, investment banker, financial advisor or any similar capacity.


                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Sellers that, to the best of Purchaser's knowledge (except as to Sections 5.1, 5.2 and 5.6 of this Agreement, as to which the representation shall not be limited to best knowledge) to the best of its knowledge as follows:

         5.1 Organization and Standing. Purchaser is a corporation duly organized, existing and in good standing under the laws of the state of Delaware.

         5.2 Authorization. Purchaser has full power and authority to enter into this Agreement and to perform the transaction contemplated hereby. All necessary corporate action, including the adoption of resolutions by the Board of Directors, has been taken by Purchaser to authorize Purchaser to execute this Agreement and to carry out the terms and provisions hereof. When executed and delivered, this Agreement will constitute valid and binding obligations of Purchaser.

         5.3 Absence of Restrictions. No unwaived contract, agreement or other instrument or condition exists which restricts or limits the Purchaser in consummating the transaction contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and fulfillment of the terms hereof do not conflict with and will not result in the breach of or default, or in any occurrence which with a lapse of time or action by a third party could result in a default, with respect to any of the terms, conditions or provisions of any indenture, contract, agreement, lease or other instrument by which Purchaser is bound.

         5.4 Stock Granted As Consideration. The Series A Preferred Stock and Series B Preferred Stock have been duly authorized and will be validly issued, fully paid and nonassessable upon Purchaser filing the Certificate of Designation with the Delaware Secretary of State within the three (3) business days after the date hereof.

         5.5 Brokers, Finders and Consultants. Neither this Agreement nor the transaction contemplated by this Agreement was induced or procured through any person, firm, corporation or other entity acting on behalf of, or representing the Purchaser as broker, finder, investment banker, financial adviser or in any similar capacity.

         5.6 Capitalization. The duly authorized capital stock of Purchaser consists of 20,000,000 shares of which 5,489,918 shares of Common Stock are issued and outstanding. All of such shares are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.6, there are no other securities of Purchaser or of any other entity convertible into capital stock of Purchaser, and there are no options, calls, warrants or rights of any character whatsoever or any agreement to grant the same to purchase or to otherwise acquire from Purchaser any shares of its capital stock.

         5.7 Subsidiaries. Except as disclosed on the attached Schedule 5.7, Purchaser (a) has no subsidiaries; (b) does not control any other corporation or business entity; or (c) does not own any securities or interest of any nature in any other corporation, general or limited partnership, business trust, limited liability company or other entity or business enterprise of any nature.

         5.8 Compliance with Securities Act. To the best of Purchaser's knowledge, sales of Purchaser's shares of Common Stock and other securities to its shareholders prior to the date of this Agreement were made either pursuant to valid exemptions from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), or pursuant to effective registration statements. To the best of Purchaser's knowledge, no proceedings for a stop order have been instituted, are pending, or are threatened, and no grounds exist for the suspension of any of Purchaser's registration statements.

         5.9 Delivery of Information to Sellers. To the best of Purchaser's knowledge, all of Purchaser's documents that were at any time filed with the Securities and Exchange Commission including, without limitation, any registration statements, any Quarterly Reports on Form 10-QSB,

Annual Reports on Form 10-KSB, and all Form 8-K filings ("Public Filings"), were properly filed, materially comply with the requirements of the 1933 Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to such registration statements and reports and did not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary to make the statements made therein not misleading.

         5.10 Investigations; Delisting. To the best of Purchaser's knowledge, there is not pending or threatened any investigation of Purchaser by Nasdaq, the Securities and Exchange Commission or any state securities commission. Except as set forth on Schedule 5.10, there has been no formal written notice that Purchaser's securities are being reviewed for delisting by Nasdaq or that trading may be suspended by any state.

         5.11 Contracts and Undertakings. To the best of Purchaser's knowledge, other than this Agreement, there are no material contracts, agreements, leases, licenses, arrangements, commitments and undertakings to which Purchaser is a party or by which it or its property is bound, except as described in the Public Filings. Each of such contracts, agreements, leases, licenses, arrangements, commitments and undertakings is valid, binding and in full force and effect. Purchaser is not in material default, or, to its knowledge, alleged to be in material default, under any contract, agreement, lease, license, commitment, instrument or obligation ant to the knowledge of Purchaser, no other party to any contract, agreement, lease, license, commitment, instrument or obligation to which Purchaser is a party is in default thereunder nor, to the knowledge of Purchaser, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or obligation, except as described in the Public Filings.

         5.12 Accuracy and Completeness of Representations. To the best of Purchaser's knowledge, it has disclosed to Sellers all facts material to the properties, assets, liabilities and business of Purchaser. No representation or warranty by the Purchaser to Sellers in this Agreement, or in any statement, certificate, schedule or other document furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby is false or inaccurate in any material respect or contains any untrue statement of a material fact or omits to state any fact necessary to make the statements contained herein or therein no misleading.

         5.13 Material Developments. To the best of Purchaser's knowledge, no events have occurred since the last Public Filing that would be required to be disclosed in a Public Filing, if such Public Filing had been due for filing on the date hereof.


                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement will survive the Closing. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

         6.2 Indemnification and Payment of Damages by Sellers. Sellers will indemnify and hold harmless Purchaser and the Acquired Companies (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any material breach of any representation or warranty made by a Seller in this Agreement;

                  (b) any material breach by a Seller of any covenant or obligation in this Agreement;

                  (c) any product shipped or manufactured by, or any services provided by, any Acquired Company prior to the Closing Date;

                  (d) any environmental, health, and safety liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which a Seller or any Acquired Company has or had an interest, or (B) any hazardous materials or other contaminants that were present on the properties and assets at any time on or prior to the Closing Date; or (ii) (A) any hazardous materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, released, or otherwise handled by a Seller or any Acquired Company or by any other entity for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or
                  (B) any hazardous activities that were, or were allegedly, conducted by a Seller or any Acquired Company or by any other entity for whose conduct they are or may be held responsible;

                  (e) any release of hazardous material or any violation of any environmental law on or prior to the Closing Date by a Seller, an Acquired Company or any other person or entity for whose conduct they are or may be held liable; or

                  (f) any claim by any person or entity for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person or entity with a Seller or any Acquired Company in connection with any of the transactions contemplated by this Agreement.

The remedies provided in this Section 6.2 will not be exclusive of or limit any other remedies that may be available to Purchaser or the other Indemnified Persons.

         6.3 Indemnification and Payment of Damages by Purchaser. Purchaser will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any material breach of any representation or warranty made by Purchaser in this Agreement or in any certificate delivered by Purchaser pursuant to this Agreement, (b) any material breach by Purchaser of any covenant or obligation of Purchaser in this Agreement, or (c) any claim by any person or entity for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person or entity with Purchaser in connection with any of the transactions contemplated by this Agreement.

         6.4 Time Limitations. Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 4.4, unless on or before the completion of Purchaser's audited financial statements for fiscal year ending December 31, 1997 Purchaser notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Purchaser; a claim with respect to Section 4.4, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. Purchaser will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before December 31, 1998 Sellers notify Purchaser of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

         6.5 Limitations on Amount -- Sellers. Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in
Section 6.1 until the total of all Damages exceeds $500,000, and the total liability shall be the amount by which such damages exceed $500,000.

         6.6 Limitations on Amount -- Purchaser. Purchaser will have no liability (for indemnification or otherwise) with respect to the matters described in Section 6.3 until the total of all Damages with respect to such matters exceeds $500,000, and the total liability shall be the amount by which such Damages exceed $500,000.

         6.7  Procedures for Indemnification -- Third Party Claims.

                  (a) Promptly after receipt by an indemnified party under
         Section 6.2 or 6.3 of notice of the commencement of any proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any proceeding referred to in Section 6.7(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article VI for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) Each Seller hereby consents to the non-exclusive jurisdiction of any court in which a proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

         6.8 Procedure for Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.


                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         7.1 Expenses. Purchaser shall pay the reasonable expenses of each party provided that the transaction shall be consummated. In the event that the transaction fails to be completed, each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement.

         7.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement will be issued, if at all, at such time and in such manner as Purchaser and Sellers mutually shall determine. Sellers and Purchaser will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the transactions contemplated by this Agreement, and Purchaser will have the right to be present for any such communication.

         7.3 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         If any Seller:    c/o SIS Capital Corp.
                           Attn: Mr. Lewis S. Schiller
                           160 Broadway, 9th Floor
                           New York, New York 10038

         With a copy to:   Heller Horowitz & Feit, P.C.
                           292 Madison Avenue
                           New York, NY  10017
                           Attn:  Louis A. Brilleman, Esq.

         If to Purchaser:  Lafayette Industries, Inc.
                           140 Hinsdale Street
                           Brooklyn, New York 11207

         With a copy to:   Reed Smith Shaw & McClay
                           1301 K Street, N.W.
                           Suite 1100 - East Tower
                           Washington, D.C.  20036
                           Attn:  Jay L. Halpern, Esq.

Any such notice, or any payment required hereunder, shall be deemed to have been received on the date of delivery, if delivered personally, or three (3) business days following deposit in the mail, if mailed.

         7.4 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         7.5 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         7.6 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         7.7 Assignment and Binding Effect. This Agreement shall not be assignable without the prior written consent of the other party hereto. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

         7.8 Captions and Headings. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply.

         7.9 Counterparts. This Agreement may be executed by facsimile transmission in multiple copies, each of which shall be deemed an original.

         7.10 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and it may not be amended, modified, or altered except by an instrument in writing signed by the party to be charged.


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


ATTEST:                                     SIS Capital Corp., Inc.


____________________________                By:___________________________
                                                Name:
                                                Its:


ATTEST:                                     DLB, Inc.


____________________________                By:___________________________
                                                Name:
                                                Its:


WITNESS:                                    Lewis S. Schiller:


____________________________                By:___________________________


ATTEST:                                     Lafayette Industries, Inc.


____________________________                By:___________________________
                                                Name:
                                                Its:

Exhibit 3.3

                           CERTIFICATE OF DESIGNATION

                                       OF

                           LAFAYETTE INDUSTRIES, INC.

                     Class A Convertible Preferred Stock and
                       Class B Redeemable Preferred Stock

         Pursuant to Section 151(g) of the Delaware General Corporation Law, Lafayette Industries, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

         1. The following resolution was duly adopted by the Board of Directors of the Corporation on December 20, 1996:

                  RESOLVED, that pursuant to Article IV of the Certificate of Incorporation of this Corporation, there be created from the capital stock, par value $.01 per share, two classes of capital stock as follows: (a) a class consisting of one thousand (1,000) shares, to be designated as the Class A Convertible Preferred Stock ("Class A Preferred Stock"), the holders of such shares to have the rights, preferences and privileges set forth in the Statement of Designation attached as Exhibit A to this Resolution, and (b) a class consisting of one thousand (1,000) shares, to be designated as the Class B Redeemable Preferred Stock ("Class B Preferred Stock"), the holders of such shares to have the rights, preferences and privileges set forth in the Statement of Designation attached as Exhibit B to this Resolution; and be it further

                  RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to execute and file with the Secretary of State of the State of Delaware, a certificate of designation setting forth the rights, preferences and privileges of the holders of the Class A Preferred Stock and Class B Preferred Stock.

         2. Set forth as Exhibits to this Certificate of Designation are true and correct copies of Exhibits A and B to the resolution duly adopted by the Board of Directors of the Corporation on December 20, 1996, setting forth the rights, preferences and privileges of the holders of the Class A Preferred Stock and Class B Preferred Stock, respectively.

         IN WITNESS WHEREOF, Lafayette Industries, Inc. has caused this certificate to be signed by the chairman of the board and attested by its secretary this day of January, 1997.


                                  By:________________________________________
ATTEST:                              Lewis S. Schiller, Chairman of the Board


__________________________
Grazyna B. Wnuk, Secretary

                                                                      Exhibit A

                            STATEMENT OF DESIGNATION

The designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Class A Convertible Preferred Stock are as follows:

         1. Designation and Number of Shares. The designation of this class of one thousand (1,000) shares of capital stock, par value $.01 per share, created by the Board of Directors of the Corporation pursuant to the authority granted to it by the certificate of incorporation of the Corporation is "Class A Convertible Preferred Stock," which is hereinafter referred to as the "Class A Preferred Stock." In the event that the Corporation does not issue the maximum number of shares of Class A Preferred Stock or in the event of the conversion of shares of Class A Preferred Stock into this Corporation's common stock, par value $.01 per share ("Common Stock"), pursuant to Paragraph 4 of this Statement of Designation, or in the event that the Corporation shall acquire (whether by purchase, redemption or otherwise) and cancel any shares of Class A Preferred Stock, the Corporation may, from time to time, by resolution of the Board of Directors, reduce the number of shares of Class A Preferred Stock authorized, provided, that no such reduction shall reduce the number of authorized shares to a number which is less than the number of shares of Class A Preferred Stock then issued or reserved for issuance. The number of shares by which the Class A Preferred Stock is reduced shall have the status of authorized but unissued shares of capital stock, or, if the Corporation's certificate of incorporation shall provide for preferred stock, unissued shares of preferred stock, in either case without designation as to class or series until such stock is once more designated as part of a particular class or series by the Corporation's Board of Directors. The Class A Preferred Stock shall be on a parity with the Class B Redeemable Preferred Stock as to dividends and upon liquidation, dissolution and winding up.

         2.       Dividend Rights.

                  (a) (i) The holders of the Class A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds of this Corporation legally available therefor or as otherwise provided in this Statement of Designation, annual dividends at the rate of one hundred and 00/100 dollars ($100.00) per share of Class A Preferred Stock, subject to the provisions of Paragraph 2(c) of this Statement of Designation. Such dividends, to the extent declared, shall be payable in equal semiannual instalments of fifty and 00/100 dollars ($50.00) on the first day of July and the first day of January (the first day of July and the first day of January of any particular year each referred to as a "Dividend Payment Date"), commencing July 1, 1997, to the holders of record on the preceding June 15 and December 15, respectively. Each six-month period ending on the date immediately prior to a Dividend Payment Date is referred to as a "dividend period." Dividends on the Class A Preferred Stock are non-cumulative, and no holder of Class A Preferred Stock shall be entitled to any dividends for any dividend period unless a dividend for such dividend period shall have been declared by the Board of Directors on or prior to the last day of such dividend period. To the extent declared, dividends shall be payable at the option of the Corporation either in cash or in shares of Common Stock.

                      (ii) If the Board of Directors determines to make payment in shares of Common Stock, the number of shares constituting such payment shall be determined by dividing the dividend payable per share of Common Stock by the value of one share of Common Stock. No fractional shares shall be issued, the Corporation shall pay cash equal to the value of any fractional shares which would otherwise be payable. The value per share of Common Stock, for purposes of determining the number of shares of Common Stock to be issued in payment of the dividend and the amount payable with respect to any fractional shares shall be determined as follows. If the Common Stock is listed on the New York or American Stock Exchange or admitted to unlisted trading privileges on either of such exchanges or is traded on The Nasdaq Stock Market or other automated quotation system which provides information as to the last sale price, the value shall be the average of the reported last sale price of one share of Common Stock on such exchange or market for the five trading days preceding the record date for determining holders of Class A Preferred Stock entitled to dividends, or if no such sale is made on any of such days, the average of the closing bid and asked prices for such day on such exchange or market shall be used. If the Common Stock is not so listed or admitted to unlisted trading privileges, the value shall be the average of the mean of the reported last bid and asked prices of one share of Common Stock as reported by Nasdaq or the National Quotation Bureau, Inc. or other similar reporting service selected by the Company's board of directors, for such five trading day period. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the value of one share of Common Stock shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors.

                  (b) Any dividend or distribution which is part of the liquidation, dissolution or winding up of the Corporation shall be governed by the provisions of Paragraph 6 of this Statement of Designation and not by this Paragraph 2.

                  (c) As long as any shares of Class A Preferred Stock are outstanding, no dividends (other than a dividend consisting of shares of any series or class of capital stock ranking junior to Class A Preferred Stock as to both dividends and payments in the event of voluntary or involuntary dissolution, liquidation or winding up), shall be declared or paid or set aside for payment and no other distribution shall be declared or made upon any such junior series or class of capital stock ranking junior to Class A Preferred Stock as to both dividends and payments in the event of voluntary or involuntary dissolution, liquidation or winding up, and no such junior series or class of capital stock or any class or series of Preferred Stock on a parity with Class A Preferred Stock as to both dividends and payments in the event of voluntary and involuntary dissolution, liquidation or winding up shall be redeemed, purchased or otherwise acquired for any consideration by the Corporation or by any subsidiary (which shall mean any corporation or entity, the majority of voting power to elect directors of which is held directly or indirectly by the Corporation), except by conversion into or exchange for any such junior series or class of capital stock; unless, in each case, (i) the dividends on the Class A Preferred Stock for the dividend period during which the record date for such other series or class of capital stock occurs shall have been declared by the Board of Directors and paid or payment shall have been provided for or (ii) the holders of a majority of the shares of Class A Preferred Stock then outstanding shall consent thereto. If dividends are declared with respect to the Class A Preferred stock and such declared dividends are not paid in full upon the shares of Class A Preferred Stock and any other class or series of capital stock ranking on a parity as to dividends with the Class A Preferred Stock, all dividends declared upon shares of Class A Preferred Stock and such other class or series of capital stock shall be declared pro rata so that the amount of dividends declared per share on the Class A Preferred Stock and all such other classes or series of capital stock ranking on a parity as to dividends with the Class A Preferred Stock shall in all cases bear to each other the same ratio that the accrued dividends per share on the shares of Class A Preferred Stock and such other class or series of capital stock bear to each other. Holders of shares of Class A Preferred Stock shall not be entitled to dividends thereon, whether payable in cash, property or stock, in excess of the total amount of dividends previously declared by the Board of Directors thereon, as provided in this Statement of Designation. No dividend on Class A Preferred Stock shall be declared or paid or set apart for payment with respect to any dividend payment date unless full dividends, including accumulated dividends, if any, on any series or class of capital stock ranking, as to dividends, prior to Class A Preferred Stock which are to have been paid on or prior to such dividend payment date have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof has been set aside for all dividend periods for such series or class terminating on or prior to such dividend payment date.

                  (d) No dividends shall be deemed to "accrue" on any share of Class A Preferred Stock at any dividend payment date unless such dividend shall have been declared by the Board of Directors prior to such dividend payment date.

         3.       Voting Rights.

                  (a) Except as otherwise required by law and the rights of any holders of any class or series of capital stock hereafter created by the Board of Directors pursuant to the Certificate of Incorporation of this Corporation, the holders of shares of Class A Preferred Stock shall vote together with the Common Stock, as if the Common Stock and the Class A Preferred Stock were a single class, with the holders of the Class A Preferred Stock having one (1) vote per share of Class A Preferred Stock.

                  (b) In addition to the voting rights set forth in Paragraph 3(a) of this Statement of Designation, the holders of the Class A Preferred Stock shall have the right, voting as a single class, to elect one director of the Corporation.

                  (c) In the event that, pursuant to applicable law or Paragraph 3(b) of this Statement of Designation, the holders of the Class A Preferred Stock are required to vote as a single class, separate and apart from the Common Stock, each holder of Class A Preferred Stock shall be entitled to one vote per share of Class A Preferred Stock on such matters.

                  (d) The Corporation is not restricted from creating other classes or series of Preferred Stock which may be senior or junior to or on a parity with the Class A Preferred Stock as to dividends and/or on the voluntary or involuntary dissolution, liquidation or winding up of the Corporation without the consent of the holders of the Class A Preferred Stock.

         4.       Automatic Conversion into Common Stock.

                  (a) Each share of Class A Preferred Stock will, without any action on the part of the holder thereof, automatically become and be converted into shares of Common Stock at the conversion rate hereinafter defined (the "Conversion Rate") upon the later to occur of (i) February 19, 1997 or (ii) the date of the filing of a Certificate of Amendment to the Certificate of Incorporation of the Corporation increasing the number of authorized shares of Common Stock to at least eighty million (80,000,000) shares (the "Certificate of Amendment"), such number of shares being subject to adjustment in the event of any combination of shares or reverse split of the Common Stock of the Corporation. The date on which the shares of Class A Preferred Stock are converted is referred to as the "conversion date."

                  (b) The Conversion Rate shall mean the number of shares of Common Stock issuable upon conversion of one (1) share of Class A Preferred Stock. The Conversion Rate shall be such number of shares of Common Stock as is determined by multiplying the Fully Diluted Number of Shares by thirteen-sevenths (13/7) and dividing the result by one thousand (1,000). The Fully Diluted Number of Shares shall mean the total of (i) all shares of Common Stock which are issued and outstanding, plus (ii) all shares of Common Stock that are issuable upon exercise or conversion of all outstanding options, warrants, convertible notes, debentures or other evidences of indebtedness, convertible Preferred Stock (other than the Class A Preferred Stock) or other convertible securities, plus (iii) all shares of Common Stock issuable pursuant to any stock option or purchase or incentive plan which were not included in clause (ii), plus (iv) all shares of Common Stock issuable pursuant to any agreements or understandings, regardless of whether such issuance is subject to conditions or contingencies, plus (v) all shares of Common Stock which are otherwise reserved for issuance.

                  (c) Upon conversion of the Class A Preferred Stock pursuant to Paragraph (4)(a) of this Statement of Designations, each share of Class A Preferred Stock shall automatically, and without any action on the part of the holder, become and be converted into shares of Common Stock, each certificate representing such shares of Class A Preferred Stock shall be deemed to represent the number of shares of Common Stock into which the number of shares of Class A Preferred Stock previously represented by such certificate have been converted and the Corporation shall so advise each holder of Class A Preferred Stock, provided, that the failure to so advise the holders shall not have any effect upon the automatic conversion of the Class A Preferred Stock. As promptly as practicable on or after the conversion date, the Corporation or its transfer agent shall issue and shall deliver a certificate or certificates representing in the aggregate the total number of shares of Common Stock issuable upon such conversion to the person or persons entitled to receive the same; provided, that delivery of a certificate shall be deferred until receipt by the Corporation of the certificate for the shares of Class A Preferred Stock being converted. If, on the conversion date, there shall be declared but unpaid dividends on the Class A Preferred Stock and the record date for such dividends shall precede the conversion date, the Corporation shall, on the payment date for such dividends, pay to the holder of the Class A Preferred Stock on the record date the amount of such unpaid dividends; provided, however, that no dividends shall be paid, whether or not declared, if the record date for such dividends shall occur after the conversion date. The Corporation may retain, and not distribute to the holders of Class A Preferred Stock which shall have been converted into Common Stock, any dividends or distributions payable to the holders of Common Stock of record on a date subsequent to the date of such conversion until the Corporation shall have received the certificates representing the shares of Class A Preferred Stock so converted. No fractional shares of Common Stock shall be issued. If any fractional shares of Common Stock are issuable to any holder of shares of Class A Preferred Stock pursuant to this Paragraph 4(c), the number of shares shall be rounded up to the next higher whole number of shares.

                  (d) The Common Stock issuable upon conversion of the Class A Preferred Stock shall, when so issued, be duly and validly authorized and issued, fully paid and nonassessable.

         5. Redemption. The Class A Preferred Stock may not be redeemed by the Corporation.

         6.       Liquidation Rights.

                  (a) (i) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of the Class A Preferred Stock shall be entitled to receive one hundred and 00/100 dollars ($100.00) per share, plus declared and unpaid dividends, before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Class A Preferred Stock as to such payment or distribution, and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the Class A Preferred Stock as to such payment or distribution.

                      (ii) After payment of the preference set forth in Paragraph 6(a)(i) of this Statement of Designation, the holders of the Class A Preferred Stock shall have no further rights on liquidation, dissolution or winding up.

                  (b) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for purposes of this Paragraph 6, except that the merger or consolidation of the Corporation into any other corporation or the sale by the Corporation of all or substantially all of its assets shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Paragraph 6 if either (i) the holders of all shares of Class A Preferred Stock outstanding upon the effectiveness of such merger or consolidation shall have the right, upon such effectiveness, to receive for each share of Class A Preferred Stock held by them upon such effectiveness, one share of preferred stock of the resulting or surviving corporation or purchaser or the parent of any such corporation, which shares shall have, to the extent practicable, dividend and voting rights and rights upon dissolution, liquidation or winding up reasonably equivalent to those of such shares of Class A Preferred Stock, (ii) each holder of the shares of Class A Preferred Stock shall be entitled to receive upon the effectiveness of such merger or consolidation in exchange for such holder's shares of Class A Preferred Stock the number of shares of stock or other securities or property receivable upon such merger or consolidation, as the case may be, as such holder would have received had it converted its Class A Preferred Stock into Common Stock immediately prior to such merger or consolidation, or (iii) the merger, consolidation or sale or other transaction was approved by the holders of a majority of the shares of Class A Preferred Stock then outstanding either at a meeting of such stockholders or by a written consent in lieu of a meeting. Any merger in which the Corporation shall be the surviving corporation shall not be deemed a dissolution, liquidation or winding up of the Corporation.

                  (c) In the event the assets of the Corporation available for distribution to the holders of shares of Class A Preferred Stock upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph 6(a)(i) of this Statement of Designation, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of Class A Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Class A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         7. Rank of Class or Series. For purposes of this Statement of Designation, any stock of any class or series of the Corporation shall be deemed to rank:

                  (a) prior to the shares of Class A Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Class A Preferred Stock;

                  (b) on a parity with shares of Class A Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of Class A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of Class A Preferred Stock;

                  (c) junior to shares of Class A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, as the case may be, if such class shall be Common Stock or if the holders of shares of Class A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

         8. No Preemptive Rights. No holder of the Class A Preferred Stock shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized or any securities convertible into or exchangeable for any shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for or purchase any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

         9. Transfer Agent and Registrar. The Corporation may appoint a transfer agent and registrar for the issuance, transfer and conversion of the Class A Preferred Stock and for the payment of dividends to the holders of the Class A Preferred Stock.

                                                                      Exhibit B
                            STATEMENT OF DESIGNATION

         The designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Class B Redeemable Preferred Stock are as follows:

         1. Designation and Number of Shares. The designation of this class of one thousand (1,000) shares of capital stock, par value $.01 per share, created by the Board of Directors of the Corporation pursuant to the authority granted to it by the certificate of incorporation of the Corporation is "Class B Redeemable Preferred Stock," which is hereinafter referred to as the "Class B Preferred Stock." In the event that the Corporation does not issue the maximum number of shares of Class B Preferred Stock or in the event that the Corporation shall acquire (whether by purchase, redemption or otherwise) and cancel any shares of Class B Preferred Stock, the Corporation may, from time to time, by resolution of the Board of Directors, reduce the number of shares of Class B Preferred Stock authorized, provided, that no such reduction shall reduce the number of authorized shares to a number which is less than the number of shares of Class B Preferred Stock then issued or reserved for issuance. The number of shares by which the Class B Preferred Stock is reduced shall have the status of authorized but unissued shares of capital stock, or, if the Corporation's certificate of incorporation shall provide for preferred stock, unissued shares of such preferred stock, in either case without designation as to class or series until such stock is once more designated as part of a particular class or series by the Corporation's Board of Directors. The Class B Preferred Stock shall be on a parity with the Class A Convertible Preferred Stock as to dividends and upon liquidation, dissolution and winding up.

         2.       Dividend Rights.

                  (a) The holders of the Class A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds of this Corporation legally available therefor or as otherwise provided in this Statement of Designation, annual dividends at the rate of one hundred and 00/100 dollars ($100.00) per share of Class B Preferred Stock, subject to the provisions of Paragraph 2(c) of this Statement of Designation. Such dividends, to the extent declared, shall be payable in equal semiannual instalments of fifty dollars ($50.00) on the first day of July and the first day of January (the first day of July and the first day of January of any particular year each referred to as a "Dividend Payment Date"), commencing July 1, 1997, to the holders of record on the preceding June 15 and December 15, respectively. Each six-month period ending on the date immediately prior to a Dividend Payment Date is referred to as a "dividend period." Dividends on the Class B Preferred Stock are non-cumulative, and no holder of Class B Preferred Stock shall be entitled to any dividends for any dividend period unless a dividend for such dividend period shall have been declared by the Board of Directors on or prior to the last day of such dividend period. To the extent declared, dividends shall be payable at the option of the Corporation either in cash or in shares of Common Stock.

                      (ii) If the Board of Directors determines to make payment in shares of Common Stock, the number of shares constituting such payment shall be determined by dividing the dividend payable per share of Common Stock by the value of one share of Common Stock. No fractional shares shall be issued, the Corporation shall pay cash equal to the value of any fractional shares which would otherwise be payable. The value per share of Common Stock, for purposes of determining the number of shares of Common Stock to be issued in payment of the dividend and the amount payable with respect to any fractional shares shall be determined as follows. If the Common Stock is listed on the New York or American Stock Exchange or admitted to unlisted trading privileges on either of such exchanges or is traded on The Nasdaq Stock Market or other automated quotation system which provides information as to the last sale price, the value shall be the average of the reported last sale price of one share of Common Stock on such exchange or market for the five trading days preceding the record date for determining holders of Class B Preferred Stock entitled to dividends, or if no such sale is made on any of such days, the average of the closing bid and asked prices for such day on such exchange or market shall be used. If the Common Stock is not so listed or admitted to unlisted trading privileges, the value shall be the average of the mean of the reported last bid and asked prices of one share of Common Stock as reported by Nasdaq or the National Quotation Bureau, Inc. or other similar reporting service selected by the Company's board of directors, for such five trading day period. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the value of one share of Common Stock shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors.

                  (b) Any dividend or distribution which is part of the liquidation, dissolution or winding up of the Corporation shall be governed by the provisions of Paragraph 6 of this Statement of Designation and not by this Paragraph 2.

                  (c) As long as any shares of Class B Preferred Stock are outstanding, no dividends (other than a dividend consisting of shares of any series or class of capital stock ranking junior to Class B Preferred Stock as to both dividends and payments in the event of voluntary or involuntary dissolution, liquidation or winding up), shall be declared or paid or set aside for payment and no other distribution shall be declared or made upon any such junior series or class of capital stock ranking junior to Class B Preferred Stock as to both dividends and payments in the event of voluntary or involuntary dissolution, liquidation or winding up, and no such junior series or class of capital stock or any class or series of Preferred Stock on a parity with Class B Preferred Stock as to both dividends and payments in the event of voluntary and involuntary dissolution, liquidation or winding up shall be redeemed, purchased or otherwise acquired for any consideration by the Corporation or by any subsidiary (which shall mean any corporation or entity, the majority of voting power to elect directors of which is held directly or indirectly by the Corporation), except by conversion into or exchange for any such junior series or class of capital stock; unless, in each case, (i) the dividends on the Class B Preferred Stock for the dividend period during which the record date for such other series or class of capital stock occurs shall have been declared by the Board of Directors and paid or payment shall have been provided for or (ii) the holders of a majority of the shares of Class B Preferred Stock then outstanding shall consent thereto. If dividends are declared with respect to the Class B Preferred stock and such declared dividends are not paid in full upon the shares of Class B Preferred Stock and any other class or series of capital stock ranking on a parity as to dividends with the Class B Preferred Stock, all dividends declared upon shares of Class B Preferred Stock and such other class or series of capital stock shall be declared pro rata so that the amount of dividends declared per share on the Class B Preferred Stock shall in all cases bear to each other the same ratio that the accrued dividends per share on the shares of Class B Preferred Stock and such other class or series of capital stock bear to each other. Holders of shares of Class B Preferred Stock shall not be entitled to dividends thereon, whether payable in cash, property or stock, in excess of the total amount dividends previously declared by the Board of Directors thereon, as provided in this Statement of Designation. No dividend on Class B Preferred Stock shall be declared or paid or set apart for payment with respect to any dividend payment date unless full dividends, including accumulated dividends, if any, on any series or class of capital stock ranking, as to dividends, prior to Class B Preferred Stock which are to have been paid on or prior to such dividend payment date have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof has been set aside for all dividend periods for such series or class terminating on or prior to such dividend payment date.

                  (d) No dividends shall be deemed to "accrue" on any share of Class B Preferred Stock at any dividend payment date unless such dividend shall have been declared by the Board of Directors prior to such dividend payment date.

         3.       Voting Rights.

                  (a) Except as otherwise provided by law, holders of Class B Preferred Stock shall not be entitled to any voting rights.

                  (b) The Corporation is not restricted from creating any other class or series of capital stock which may be senior or junior to or on a parity with the Class B Preferred Stock as to dividends and or on the voluntary or involuntary dissolution, liquidation or winding up of the Corporation without the consent of the holders of the Class B Preferred Stock.

         4.       Redemption.

                  (a) The Corporation may, at any time commencing March 1, 1997, redeem the Class B Preferred Stock in whole at any time or in part from time to time upon not less than ten (10) nor more than sixty (60) days' prior written notice at the redemption price per share of six thousand seven hundred fifty and 00/100 dollars ($6,750.00) per share of Class B Preferred Stock. The Corporation is not required to provide for the redemption of any shares of Class B Preferred Stock through the operation of a sinking fund.

                  (b) Until all of the shares of the Class B Preferred Stock shall have been redeemed, the Corporation shall apply twenty-five percent (25%) of the net proceeds from any sale of equity securities (including stock issued on the exercise of any warrants or options, whether presently outstanding or hereafter issued, and stock issued in connection with a public offering or private placement of securities, but excluding stock issued in an acquisition or in connection with the purchase of assets) of the Corporation occurring after March 1, 1997 to the redemption of shares of the Class B Preferred Stock. Net proceeds shall mean the gross proceeds less any underwriting, brokerage, finders or investment banking fee, discount, expense allowance (whether or not accountable), consulting contract or other similar payments however designated, provided, that, for purposes of determining net proceeds no value shall be given to any securities issued or transferred to the underwriter, broker, finder or investment banker.

                  (c) Until all of the shares of Class B Preferred Stock shall have been redeemed, for each calendar year commencing with the year ended December 31, 1997, the Corporation shall apply to the redemption of the Class B Preferred Stock an amount equal to twenty-five percent (25%) of the amount by which the greater of (a) the Corporation's income before taxes, determined in accordance with generally accepted accounting principles consistently applied, or (b) the Corporation's cash flow from operations, determined in accordance with generally accepted accounting principles consistently applied, less interest other than interest owed to the Corporation's parent or any affiliate, exceeds $250,000 to the redemption of shares of Class B Preferred Stock.

                  (d) The date on which the Corporation is to redeem any Class B Preferred Stock pursuant to Paragraph 4(a) is referred to as the "Redemption Date" with respect to the shares of Class B Preferred Stock being redeemed. From and after the close of business on the business day immediately preceding the Redemption Date, any shares of Class B Preferred Stock as to which the Corporation shall have exercised its right of redemption shall cease to have any voting, dividend or other rights, and the holder of such shares shall only have the right to receive payment of the redemption price; provided, however, that this Paragraph 4(b) shall not apply if the Corporation shall default in the payment of the redemption price.

                  (e) In the event that the Corporation redeems only a portion of the Class B Preferred Stock, the Corporation shall redeem such shares in a manner which approximates a pro rata redemption of the holders of the Class B Preferred Stock, and in making such redemption, the Corporation may fully redeem holders of Class B Preferred Stock whose holdings are insubstantial relative to the number of Class B Preferred Stock being redeemed.

                  (f) The number of shares of Class B Preferred Stock to be redeemed pursuant to Paragraphs 4(b) and (c) of this Statement of Designation shall be determined by dividing the amount to be applied to the redemption of shares of Class B Preferred Stock by the redemption price per share set forth in Paragraph 4(a) of this Statement of Designation. In the event that the number of shares of Class B Preferred Stock to be redeemed pursuant to said Paragraphs 4(b) and (c) is not an integral number of shares, the total number of shares of Class B Common Stock to be redeemed shall be increased to the next higher integral number of shares.

                  (g) If any dividends shall have been declared by the Board of Directors on Class B Preferred Stock and are in arrears, no purchase or redemption shall be made of any stock ranking junior to or on a parity with Class B Preferred Stock as to dividends or upon liquidation, dissolution or winding up (other than a purchase or redemption made by issuance for delivery of such junior stock); provided, however, that any monies theretofore deposited in any sinking fund with respect to any class or series of capital stock of the Corporation in compliance with the provisions of such sinking fund thereafter may be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund regardless of whether at the time of such application the full amount of all dividends that have been declared upon shares of Class B Preferred Stock shall have been paid or set aside for payment; and provided, further, that the foregoing shall not prevent the purchase of shares of Preferred Stock ranking on a parity with Class B Preferred Stock as to dividends and upon liquidation, dissolution or winding up pursuant to a purchase or exchange offer made on the same terms to the holders of all the outstanding Preferred Stock so ranking on a parity with Class B Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

                  (h) Any shares of Class B Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of capital stock, or, if the Corporation's certificate of incorporation shall provide for the issuance of preferred stock, of authorized but unissued shares of preferred stock, in either case without designation as to class or series until such stock is once more designated as part of a particular class or series by the Corporation's Board of Directors.

         5.       Liquidation Rights.

                  (a) (i) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of the Class B Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount per share equal to six and 75/100 dollars ($6.75) plus the full amount of any declared and unpaid dividends before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Class B Preferred Stock as to such payment or distribution, and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the Class B Preferred Stock as to such payment or distribution.

                      (ii) After payment in full of the preference set forth in Paragraph 5(a)(i) of this Statement of Designation, the holders of the Class B Preferred Stock shall have no further rights on liquidation, dissolution or winding up.

                  (b) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for purposes of this Paragraph 5, except that the merger or consolidation of the Corporation into any other corporation or the sale by the Corporation of all or substantially all of its assets shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Paragraph 5 if either (i) the holders of all shares of Class B Preferred Stock outstanding upon the effectiveness of such merger or consolidation shall have the right, upon such effectiveness, to receive for each share of Class B Preferred Stock held by them upon such effectiveness, one share of preferred stock of the resulting or surviving corporation or purchaser or the parent of any such corporation, which shares shall have, to the extent practicable, dividend and voting rights and rights upon dissolution, liquidation or winding up reasonably equivalent to those of such share of Class B Preferred Stock or (ii) the merger, consolidation or sale or other transaction was approved by the holders of a majority of the shares of Class B Preferred Stock then outstanding either at a meeting of such stockholders or by a written consent in lieu of a meeting. Any merger in which the Corporation shall be the surviving corporation shall not be deemed a dissolution, liquidation or winding up of the Corporation.

                  (c) In the event the assets of the Corporation available for distribution to the holders of shares of Class B Preferred Stock upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph 5(a)(i) of this Statement of Designation, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of Class B Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Class B Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                  (d) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Class B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to Paragraph 5(a)(i) of this Statement of Designation before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to Class B Preferred Stock.

         6. Rank of Class or Series. For purposes of this Statement of Designation, any stock of any series or class of the Corporation shall be deemed to rank:

                  (a) prior to the shares of Class B Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Class B Preferred Stock;

                  (b) on a parity with shares of Class B Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of Class

B Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of Class B Preferred Stock;

                  (c) junior to shares of Class B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, as the case may be, if such class shall be Common Stock or if the holders of shares of Class B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

         7. No Preemptive Rights. No holder of the Class B Preferred Stock shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or series now or hereafter authorized or any securities convertible into or exchangeable for any shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for or purchase any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

         8. Transfer Agent and Registrar. The Corporation may appoint a transfer agent and registrar for the issuance, transfer and conversion of the Class B Preferred Stock and for the payment of dividends to the holders of the Class B Preferred Stock.

Exhibit 3.4

                          MANAGEMENT SERVICES AGREEMENT

         AGREEMENT, dated as of the 1st day of December, 1996, by and between SES Holdings Corp., a Delaware corporation with offices located at 66A Otis Street, West Babylon, New York 11704 (the "Company"), and The Trinity Group, Inc., a Delaware corporation with offices at 160 Broadway, New York, New York 10038 ("Trinity").

                              W I T N E S S E T H:

         WHEREAS, Trinity is engaged in the business of providing management services to businesses and has been providing such services to the Company on an ongoing basis; and

         WHEREAS, the Company desires to engage Trinity to provide management services to it, and Trinity is willing to provide such services on and subject to the terms of this Agreement;

         WHEREFORE, the parties do hereby agree as follows:

         1.     (a)     The Company hereby engages Trinity to perform Services,
as hereinafter defined, during the five-year period commencing on January 1, 1997. The Services shall be performed by such persons as shall be designated from time to time by Trinity.

                (b) The services ("Services") to be performed by Trinity shall include, but not be limited to, services relating to the development and implementation of the Company's marketing plan, the review and analysis of expansion opportunities, review and evaluation of financing arrangements and potential acquisitions and other similar services as may be requested from time to time by the Company. Officers of or other persons employed or engaged by Trinity may, if requested by the Company, serve as officers of the Company. If persons who are otherwise employed by Trinity serve as officers or employees of the Company, no separate compensation shall be paid to them.

         2. The Services being performed by Trinity shall be performed at its offices, at the Company's offices or at such other location as Trinity shall deem appropriate.

         3. In consideration of the Services rendered and to be rendered by Trinity, the Company shall pay Trinity compensation at the rate of twenty five thousand dollars ($25,000) per month, commencing January 1, 1997. Payment for each month shall be due on the first day of the month.

         4. The Company shall reimburse Trinity for all reasonable and necessary expenses incurred by Trinity on behalf of the Company upon presentation of appropriate vouchers and back-up documentation.

         5. Trinity acknowledges that in connection with the Services rendered pursuant to this Agreement, Trinity may have access to confidential and proprietary technical information which belongs to the Company and/or its subsidiaries. Confidential information for purposes of this Paragraph 5 shall mean technical proprietary information which is expressly marked as confidential and which relates to the Company's proprietary products and technology. Trinity agrees to treat as confidential and proprietary, and not use or assist others in using, such information other than as required by this Agreement or is necessary for the performance of Services contemplated by this Agreement. Any permitted disclosure which may be necessary in connection with the performance of Services pursuant to this Agreement shall be made only on a need-to-know basis to a person who has agreed to be bound by the confidentiality provisions of this Paragraph 5. The obligations of confidentiality shall not apply to any information which (a) is received by Trinity from another party not under an obligation of confidentiality, (b) becomes public knowledge in the industry other than as a result of a violation of an obligation of confidentiality, or
(c) is required to be disclosed pursuant to law or legal process. In the event that Trinity breaches its obligations of confidentiality pursuant to this Paragraph 5, Trinity consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting such party from any violation or threatened violation of these provisions and compelling Trinity to comply with these provisions. This Paragraph 5 shall not affect or limit, and the injunctive relief provided in this Paragraph 5 shall be in addition to, any other remedies available to the Company or any of its subsidiaries, whether wholly or partially owned by the Company at law or in equity.

         6. In all matters relating to this Agreement, the Company and Trinity shall act as independent contractors, neither shall be the employee of the other, and each shall assume any and all liability for its own acts. Neither the Company not Trinity shall have any authority to assume or create obligations, express or implied, on behalf of the other party or any subsidiary or affiliate of the other party, and neither party shall have any authority to represent any other party as its agent, employee, partner or in any other capacity. Any action taken on behalf of the Company by any individual who is an officer or employee of the Company as well as an officer or employee of Trinity shall be deemed for all purposes as the action by the Company.

         7. (a) This Agreement constitutes the entire agreement and understanding of the parties, superseding any and all prior written and prior and contemporaneous oral agreements, understandings and letters of intent, and may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or the party to be charged in the case of a waiver. No course of conduct or dealing and no trade custom or usage shall be construed to modify or amend any of the provisions of this Agreement. The failure of any of the parties to this Agreement to enforce any provision of this Agreement on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

                (b) This Agreement, and the respective rights, duties and obligations of the parties pursuant to this Agreement, shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in any Federal or state court in the County of New York, State of New York, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts.

                (c) This Agreement shall bind and inure to the benefit of the parties, and their respective executors, administrators, successors and assigns.

                (d) Any notice under the provisions of this Agreement shall be given in writing and by hand, overnight courier or messenger service, against signed receipt or acknowledgment of receipt, registered or certified mail, return receipt requested, or telecopier or similar means of communication if confirmed by mail as provided in this Paragraph 7(d), to the parties at their respective addresses set forth at the beginning of this Agreement or by telecopier to the Company at (516) 253-0135 or to Trinity at (212) 233-5023. Notices to the parties shall be sent to the attention of the person executing this Agreement on behalf of such party. Either party may, by like notice, change the person, address or telecopier number to which notice should be sent.

                (e) If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.

                (f) Each of the parties to this Agreement shall execute and deliver to the other party, without charge to the other party, any further instruments and documents and take such other action as may be requested by the other party in order to provide for the other party the benefits of this Agreement.

                (g) All references to the masculine, feminine and neuter genders shall include the other genders, the singular shall include the plural, and the plural shall include the singular.

                (h) This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        SES HOLDINGS CORP.



                                        By:__________________________
                                           James L. Conway, President

                                        THE TRINITY GROUP, INC.


                                        By:___________________________________
                                           Lewis S. Schiller, Chairman and CEO


                                      - 3 -